UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 24, 2012

SCIO DIAMOND TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified in Its Charter)

Nevada	000-54529	45-3849662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 University Ridge, Suite D, Greenville, South Carolina 29601
(Address of Principal Executive Offices) (Zip Code)

   (864) 751-4880
(Registrant's Telephone Number, Including Area Code)

   Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Scio Diamond Technology Corporation (the "Company") has signed a purchase order with an international supplier of precision diamond cutting tool products pursuant to which the Company will be providing CVD single crystal diamond in specified wafer sizes.  The purchase order calls for near term Company sales of an estimated minimum of $1,000,000, with such sales to occur in the second and third fiscal quarters of the fiscal year ending March 31, 2013, and under certain circumstances and depending upon, among other things, ongoing demand as estimated by the end product manufacturer, could produce aggregate sales by the Company of up to an estimated $5,000,000 during the first 24 months of the order.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio Diamond Technology Corporation to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass.   Actual results of the Company could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including, without limitation, the following factors, risks and uncertainties: (1) we are wholly dependent on our diamond production technology, and we may be unable to achieve high-yield production; (2) we have very limited operating history, and therefore, it is difficult to evaluate our business and prospects; (3) our ability to develop our core technologies is subject to uncertainties that are created by, among other things, the complexity of diamond manufacturing, high customer standards, dependence on third parties for certain complex components, the need to successfully integrate several complex components, dependence upon our employees and consultants to maintain an adequate testing and technical support infrastructure for successful adoption and rollout of lab grown diamonds to customers, and our lack of experience in these areas; (4) we may not be able to establish effective distribution channels or distributors for our products; (5) we expect future losses and will need additional funding; (6) competitors may have significantly greater financial, technical, manufacturing and marketing resources and access to distribution channels than we have; (7) our business model is unproven; (8) our diamond manufacturing technology is vulnerable to disruptions due to a variety of factors, which may lead to interruptions, delays, and losses of opportunities or inability to consistently market and sell our lab grown diamonds; (9) we may not be able to effectively manage the potential rapid growth of our operations; (10) we depend on our key management personnel, most of whom have either never worked together or who have worked together for only a short period of time, and the loss of the services of our executive officers or other key employees could have a material adverse effect on our business; (11) we will need to hire additional personnel, and if we fail to successfully attract, assimilate and retain a sufficient number of qualified executive, technical, managerial, sales and marketing, business development and administrative personnel, our business could suffer; (12) we may not be able to achieve a critical mass of customers and strategic relationships; (13)  we may not be able to establish brand awareness that is needed to achieve and maintain a significant market share; (14) the current and future state of the global economy may curtail our operations and our potential revenues; (15) acts of war, terrorism or other unknown and unexpected events could disrupt our business; (16) we have essentially no historical revenues and had a “going concern” qualification for our last audited financial statements; (17) the potential market for our lab grown diamonds is unproven and may not materialize; (18) we face significant competition, including from companies which are much larger, well known and have more resources than us; (19) rapid technological change will affect our business and our production capabilities may not successfully evolve; (20) we may have limited protection of our intellectual property and proprietary rights, and we may not be able to maintain the propriety and/or confidentiality of the technology; (21)  substantial governmental regulations govern the testing, creation and sale of the types of diamonds we intend to produce and may restrict our ability to sell our lab grown diamonds; (22) anticipated customer orders and other potential customer orders may not develop, and production or other challenges could impair our ability to fill any such  orders that are received; (23) the Company may expend a substantial amount of time and resources in connection with its review and restatement of its previously filed financial statements and other disclosures and the transactions related thereto, and in connection with responding to potential inquiries or legal actions by the Securities and Exchange Commission or stockholders, which may impair the Company's ability to raise capital and to operate its business; and (24) as previously announced, the Company intends to restate its financial statements and certain prior SEC filings.  Forward looking statements made by penny stock issuers such as the Company are excluded from the safe harbor in Section 21E of the Securities Exchange Act of 1934.   Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:           /s/ Charles G. Nichols
Name:      Charles G. Nichols
Title:        Chief Financial Officer

Dated: July 30, 2012

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